Exhibit 1

TOP TANKERS INC.

7,412,377 Shares1

Common Stock

Underwriting Agreement

November 4, 2004

Cantor Fitzgerald & Co.

135 East 57th Street

New York, New York  10022

Hibernia Southcoast Capital, Inc.

909 Poydras Street, Suite 100

New Orleans, Louisiana  70112

Oppenheimer & Co. Inc.

125 Broad Street

New York, NY  10004

Ladies and Gentlemen:

Top Tankers Inc., a Marshall Islands company (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”) an aggregate of 7,412,377 shares of Common Stock, par value $.01 per share, of the Company (the “Underwritten Shares”) and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, the Company has also agreed to sell up to an aggregate of 1,245,968 shares of Common Stock of the Company (the “Option Shares”).  The Underwritten Shares and the Option Shares, together with an additional 894,075 shares of Common Stock of the Company to be sold directly by the Company to certain shareholders, senior management and employees of the Company, are herein referred to as the “Shares”. The Shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the “Stock”.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (Registration No. 333-

1       Plus an option to purchase from the Company up to an aggregate of 1,245,968 Option Shares to cover over-allotments.

119806), including a prospectus, relating to the Shares.  The registration statement, as amended at the time when it shall become effective including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the “Registration Statement”, and the prospectus in the form first used to confirm sales of the Shares is referred to in this Agreement as the “Prospectus.”

Section 1.               Purchase of the Shares. The Company hereby agrees with the Underwriters as follows:

(a)           The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price per share (the “Purchase Price”) of $14.75.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase from the Company up to the respective number of Option Shares set forth opposite their names on Schedule I, aggregating 1,245,968, at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 7 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Underwriters in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Shares at any time and from time to time on or before the thirtieth day following the date of this Agreement, by written notice from the Underwriters to the Company.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 7 hereof).  Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

(b)           The Company understands that the Underwriters intend (i) to make a public offering of the Shares as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Underwriters is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

(c)           Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Underwriters, in the case of the Underwritten Shares, on November 10, 2004, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriters and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Underwriters in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the “Additional Closing Date”.  As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Underwriters for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Underwriters shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company.  The certificates for the Shares will be made available for inspection by the Underwriters at the office of Cantor Fitzgerald & Co. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

Section 2.               Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)           no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein;

(b)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the

Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply at the time of the applicable effective date in the case of the Registration Statement or the filing date in the case of the Prospectus, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein;

(c)           the financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly, on a consolidated basis, the financial position of the Company and its consolidated Subsidiaries (as hereinafter defined) as of the dates indicated and the results of their operations, cash flows and changes in stockholders’ equity for the periods specified; and said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein;

(d)           since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any material change, or any development involving a prospective material change, in or affecting the general affairs, business, prospects, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus, neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its Subsidiaries taken as a whole;

(e)           the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than those jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

(f)            each of the Company’s Subsidiaries has been duly incorporated, has duly issued its shares of capital stock and is validly existing as a corporation under the laws of the Republic of the Marshall Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole; and all the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

(g)           except as described in the Prospectus, all of the vessels described in the Prospectus as owned by the Company or by a Subsidiary of the Company are owned directly by Subsidiaries of the Company; other than its Subsidiaries, the Company does not hold any equity interest in any other Person;

(h)           this Agreement has been duly authorized, executed and delivered by the Company;

(i)            each of the Memoranda of Agreement to purchase the Identified Tankers has been duly authorized, executed and delivered by the respective parties thereto, and is a valid and binding agreement of each such party enforceable against each such party in accordance with its terms;

(j)            the Company has an authorized capitalization as set forth in the Prospectus and its authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or in any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options and there are no restrictions on subsequent transfers of the Shares under the laws of the Republic of the Marshall Islands or in Greece;

(k)           the Shares to be issued and sold by the Company hereunder have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive rights;

(l)            all material consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company or any of its Subsidiaries or any of their properties or any stock exchange authorities required for the execution and delivery by the Company of this Agreement to be duly and validly authorized and for the issuance and sale of the Shares have been obtained or made and are in full force and effect;

(m)          all dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands and Greece be paid in United States dollars and may be freely transferred out of the Marshall Islands or Greece, and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Republic of the Marshall Islands or Greece and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, the Republic of the Marshall Islands or Greece;

(n)           neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Articles of Incorporation or By-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually or in the aggregate are not material to the Company and its Subsidiaries taken as a whole; the issue and sale of the Shares and the performance by the Company of its other obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the By-laws of the Company or any of its Subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained under the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the National Association of Securities

Dealers, Inc. (the “NASD”), or (ii) which individually or in the aggregate are not material to the Company and its Subsidiaries taken as a whole;

(o)           other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject which, if determined adversely to the Company or any of its Subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(p)           the Company and its Subsidiaries have good title in fee simple to all items of real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries; the Company leases all such properties as are necessary to the conduct of its operations as currently conducted;

(q)           no relationship, direct or indirect, exists between or among the Company or any or its Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

(r)            except as described in the Prospectus, no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares;

(s)           the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t)            the Company does not believe it is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and does not believe it is likely to become a PFIC;

(u)           Ernst & Young, who have certified certain financial statements of the Company and its Subsidiaries, are independent public accountants as required by the Securities Act;

(v)           the Company and its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any Subsidiary;

(w)          the Company has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

(x)            each of the Company and its Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, other than such licenses, permits, certificates, consents, orders, approvals, other authorizations, declarations and filings which individually or in the aggregate are not material to the Company and its Subsidiaries taken as a whole, and neither the Company nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Company and its Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof other than any failure to so comply that would not have a material adverse effect on the financial condition and operations of the business of the Company and its Subsidiaries taken as a whole;

(y)           there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its Subsidiaries which are likely to have a material adverse effect on the financial condition and operations of the Company and its Subsidiaries taken as a whole;

(z)            the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations, including any applicable regulations and standards adopted by the International Maritime Organization, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, petroleum pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses, other approvals, authorizations and certificates of financial responsibility required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, have a material adverse effect on the Company and its Subsidiaries taken as a whole;

(aa)         the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary and in accordance with standard industry practice in the businesses in which they are engaged; neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, except as described in or contemplated by the Prospectus;

(bb)         the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Registration Statement; (ii) have been evaluated for effectiveness as of the date of the filing of the Registration Statement with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established;

(cc)         based on the evaluation of its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting;

(dd)         no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Greece or the Marshall Islands or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof; and

(ee)         neither the Company nor any of its Subsidiaries has, or guarantees any securities accorded a rating by any “nationally recognized statistical rating organization”, as such term is defined in Rule 436(g)(2) under the Securities Act.

As used herein, the term “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding Shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, owned or controlled, directly or indirectly, by the Company.  The only Subsidiaries of the Company are those listed on Exhibit 21 to the Registration Statement.

Section 3.               Agreements of the Company.  The Company covenants and agrees with each of the several Underwriters as follows:

(a)           to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request;

(b)           to deliver, at the expense of the Company, to the Underwriters a signed copy of the final amendment to the Registration Statement in the form as declared effective by the Commission, including exhibits and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in Section 4(e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Underwriters may reasonably request;

(c)           before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Underwriters a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriters reasonably object;

(d)           to advise the Underwriters promptly when the Registration Statement has become effective, when any amendment to the Registration Statement has been filed or becomes effective, when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof, of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, of the occurrence of any event, within the period referenced in Section 4(e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

(e)           if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(f)            to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction;

(g)           to make generally available to its security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

(h)           during a period of three years from the effective date of the Registration Statement, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or the Nasdaq National Market (the “Nasdaq”); it being understood and agreed that posting such reports on the Commission’s Edgar website and/or on the Company’s website shall be sufficient;

(i)            for a period of 180 days after the effective date of the Registration Statement not to (i) offer, pledge, announce the intention to sell, sell, contract to sell any option or contract to purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without the prior written consent of the Underwriters, other than the Shares to be sold hereunder and any shares of Stock of the Company issued upon the exercise of options granted and grants of additional options under existing employee stock option plans; provided, however, that such 180-day period shall be extended up to 17 days if any Underwriter notifies the Company and the undersigned prior to the expiration of the 180-day period that such extension is necessary in order to permit any Underwriter to publish a research report in compliance with NASD Conduct Rule 2711(f)(4);

(j)            to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(k)           to use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq;

(l)            not to (and to cause its Subsidiaries not to) take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the Shares;

(m)          to file with the Commission such reports on Form 20-F and Form 6-K as may be required by Rule 463 under the Securities Act; and

(n)           whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses incident to the preparation, issuance, execution and delivery of the Shares, incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and its disbursements), in connection with the listing of the Shares on the Nasdaq, related to the filing with, and clearance of the offering by, the NASD (including fees of counsel for the Underwriters and its disbursements), in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, any expenses incurred by the Company in connection with a “road show” presentation to potential investors, the cost of preparing stock certificates and the cost and charges of any transfer agent and any registrar.

Section 4.               Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of their obligations hereunder and to the following additional conditions:

(a)           the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Underwriters;

(b)           the representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

(c)           since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, consolidated financial position, results of operations, cash flows or stockholders’ equity of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

(d)           the Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate signed by the Chief Financial Officer of the Company, to the effect set forth in paragraphs (a), (b) and (c) of this Section 4, and (with respect to the respective representations, warranties, agreements and conditions of the Company) to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement;

(e)           Seward & Kissel LLP, United States counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

(i)            other than as set forth or contemplated in the Prospectus and insofar as matters of United States federal and New York state law are concerned, to the best of such counsel’s knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or its Subsidiaries is or may be the subject which, if determined adversely to the Company or any of its Subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the financial position or results of operations of the Company and its Subsidiaries taken as a whole; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(ii)           to the extent governed by the laws of the State of New York, this Agreement has been duly executed and delivered by the Company;

(iii)          under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 11 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”) in any action arising out of or relating to this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 11 hereof; and service of process effected on such agent in the manner set forth in Section 11 hereof will be effective to confer valid personal jurisdiction over the Company;

(iv)          the statements in the Prospectus under “Management,” “Description of Capital Stock” and “Service of Process and Enforcement of Liabilities,” and in the Registration Statement in Items 6 and 7, insofar as such statements constitute a summary of the terms of legal matters, documents or proceedings referred to therein, and the statements in the Prospectus under “Tax Considerations —United States Federal Income Tax Considerations” insofar as such statements describe United States federal income tax law, fairly summarize the information called for with respect to such terms, legal matters, documents, proceedings or descriptions;

(v)           the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not result in a material breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument, known to such counsel, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject;

(vi)          no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (A) as have been obtained under the Securities Act and the Exchange Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the NASD, and (B) as may be required in connection with the acquisition of any vessel as contemplated in the Prospectus;

(vii)         the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act; and

(viii)        the Shares have been approved for quotation on the Nasdaq, subject to official notice of issuance.

                In rendering such opinions, such counsel may (A) limit its opinions to matters involving the application of laws of the United States and the State of New York and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.  The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriters and they are justified in relying thereon.

The opinion of Seward & Kissel LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            Such counsel shall also state that, although they do not assume any responsibility for, and shall not be deemed to have independently ascertained or verified, the accuracy, completeness or fairness of the statements made in the Registration Statement or the Prospectus, except to the extent required by subsection (iv) of this Section 4(e), nothing has come to their attention in the course of participating with officers and Underwriters of the Company in the preparation of the Registration

Statement that would lead them to believe that, insofar as relevant to the offering of the Shares, that (other than the financial statements and related schedules and other financial and other statistical data contained therein, as to which such counsel need make no statement) the Registration Statement, as of its effective date, and the Prospectus, as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Seward & Kissel LLP, Marshall Islands counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

(i)            the Company and each of its Marshall Islands Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Marshall Islands with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)           the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

(iii)          all issued and outstanding shares of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive rights;

(iv)          the Shares to be issued and sold by the Company have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive rights;

(v)           no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the Marshall Islands, is required for the execution and delivery by the Company of this Agreement in order for it to be duly and validly authorized;

(vi)          this Agreement has been duly authorized, executed and delivered by the Company;

(vii)         other than as set forth or contemplated in the Prospectus and insofar as matters of the Marshall Islands law are concerned, to the best of such counsel’s knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened in the Marshall Islands against or affecting the Company or any of its properties or to which the Company is or may be a party or to which any property of the Company is or may be the subject;

(viii)        the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any Marshall Islands statute or any order, rule or regulation known to such counsel of any court or governmental agency or body in the Marshall Islands having jurisdiction over the Company or any of its properties;

(ix)           the Company owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all governmental authorities and all courts and other tribunals, in the Marshall Islands, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof (other than such licenses, permits, certificates, consents, orders, approvals and other authorizations the failure to obtain would not in the aggregate have a material adverse effect on the Company);

(x)            no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required in the Marshall Islands for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except (A) which have been duly obtained and are in full force and effect or (B) as may be required in connection with the acquisition of any vessel as contemplated in the Prospectus and the registration of any such vessel under the law and Flag of the Marshall Islands;

(xi)           the statements in the Prospectus under “Dividend Policy”, “Description of Capital Stock” and “Certain Marshall Islands Company Considerations,” insofar as such statements constitute a summary of the terms of the capital stock of the Company, Marshall Islands legal matters, documents or proceedings referred to therein, and the statements in the Prospectus under “Tax Considerations—Marshall Islands Tax Considerations,” insofar as such statements describe Marshall Islands tax law, fairly present in all material respects the information called for with respect to such terms, legal matters under Marshall Islands law, documents or proceedings;

(xii)          no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Marshall Islands or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters;

(xiii)         insofar as matters of Marshall Islands law are concerned, the Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company; and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(xiv)        the agreement of the Company to the choice of law provisions set forth in Section 11 hereof will be recognized by the courts of the Marshall Islands; the Company can sue and be sued in its own name under the laws of the Marshall Islands; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 11 hereof will be effective, insofar as the laws of the Marshall Islands is concerned, to confer valid personal jurisdiction over the Company; and a final non-appealable judgment against the Company entered by a court in any United States or foreign jurisdiction in any suit, action or proceeding would be enforceable in the courts of the Republic of the Marshall Islands without a retrial of the merits of the matter, provided that:

(a)                                  the judgment was for a sum of money and was final in the jurisdiction granting the judgment;

(b)                                 the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment did not offend principles of the Republic of the Marshall Islands as to due process, propriety or public order; and

(c)                                  the defendant was actually present in person or by duly appointed representative, and the judgment did not constitute in effect a default judgment;

(xv)         all dividends and other distributions declared and payable on the shares of capital stock of the Company will not be subject to withholding or other taxes under the laws and regulations of the Marshall Islands; and

(xvi)        each of the vessels listed on a schedule to such opinion is duly and validly registered as a vessel in the sole ownership of the entity indicated as the “Owning Entity” of such vessel on such schedule under the laws of the Marshall Islands; each of said entities has good and marketable title thereto, free and clear of all liens, claims, charges, debts or encumbrances and defects of title of record, except as indicated on such schedule or as described in the Prospectus; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Marshall Islands as would affect its registry with the Marshall Islands Ships Registry.

In rendering opinions, such counsel may (A) limit its opinion to matters involving the application of the Marshall Islands laws and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.  The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriters and they are justified in relying thereon.

The opinion of Seward & Kissel LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g)           Economou & Associates, Greek counsel of the Company, shall have furnished to the Underwriters his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

(i)            no consent or other form of authorization is required from any court or governmental agency or body or any stock exchange authority in Greece in connection with the valid execution and delivery by the Company of this Agreement or the sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement;

(ii)           all dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of Greece be paid in United States dollars and may be freely transferred out of Greece, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Greece and are otherwise free and clear of any other tax, withholding or deduction in and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in Greece;

(iii)          to the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened in Greece to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject;

(iv)          to the best of such counsel’s knowledge, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict in any material respect with any Greek law;

(v)           the Company and its Subsidiaries are not required to file tax returns or pay any taxes in Greece, except in relation to the registration of the vessels listed in a schedule to such opinion with the Greek Ships Register;

(vi)          to the best of such counsel’s knowledge, each of the Company and its Subsidiaries has obtained any licenses and other forms of authorization from, and has made all declarations and filings with, any governmental authorities, self-regulatory organizations and any courts and other tribunals, in Greece, necessary to own or lease, as the case may be, and to operate the vessel owned by each of its Subsidiaries and to carry on its business as conducted as of the date of the Prospectus (other than such licenses or other forms of authorization the failure to obtain would not in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole), and neither the Company nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license or other form of authorization; and each of the Company and its Subsidiaries is in compliance in all material respects with all laws and regulations in Greece relating to the ownership or lease, as the case may be, and the operation of the vessel owned by each of the Subsidiaries and the conduct of its business as conducted as of the date of the Prospectus;

(vii)         there are no taxes or duties payable in Greece by or on behalf of the Underwriters in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof; and

(viii)        each of the vessels listed on a schedule to such opinion is duly and validly registered as a vessel in the sole ownership of the entity indicated as the “Owning Entity” of such vessel on such schedule under the laws of Greece; each of said entities has good and marketable title thereto, free and clear of all encumbrances and defects of title of record on the Greek Ships Register, except as indicated on such schedule or as described in the Prospectus; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of Greece as would affect its registry with the Greek Ships Register.

In rendering such opinions, counsel may (A) limit his opinions as to matters involving the application of Greek laws and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.  The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriters and they are justified in relying thereon.

The opinion of Economou & Associates described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                (h)           Chrysses Demetriades & Co., Cypriot counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

(i)            each of the Company’s Cypriot Subsidiaries has been duly incorporated and is validly existing as a limited liability company under the laws of Cyprus, is in good standing, is duly qualified and authorized to do business and has all power and authority necessary to own and operate its respective vessel and to conduct its business as described in the Prospectus; and all of the authorized share capital of each Cypriot Subsidiary has been duly and validly issued, is fully paid, and is owned directly by the Company, free and clear of any company liens and statutory pledge; and

(ii)           each of the vessels listed on a schedule to such opinion is duly and validly registered as a vessel in the sole ownership of the entity indicated as the “Owning Entity” of such vessel on such schedule under the laws of Cyprus; each of said entities has good and marketable title thereto, free and clear of all liens, claims, charges, debts or encumbrances and defects of title of record, except as indicated on such schedule or as described in the Prospectus; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of Cyprus as would affect its registry with the Registrar of Cyprus Ships.

In rendering opinions, such counsel may (A) limit its opinion to matters involving the application of Cyprus laws and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.  The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriters and they are justified in relying thereon.

The opinion of Chrysses Demetriades & Co. described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                (i)            Seward & Kissel LLP, Liberian counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

(i)            each of the Company’s Liberian Subsidiaries has been duly incorporated, has duly issued its shares of capital stock and is validly existing and in good standing as a corporation under the laws of Liberia, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and all of the outstanding shares of capital stock of each Liberian Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned of record by the Company; and

(ii)           each of the vessels listed on a schedule to such opinion is duly and validly registered as a vessel in the sole ownership of the entity indicated as the “Owning Entity” of such vessel on such schedule under the laws of Liberia; each of said entities has good and marketable title thereto, free and clear of all liens, claims, charges, debts or encumbrances and defects of title of record, except as indicated on such schedule or as described in the Prospectus; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of Liberia as would affect its registry with the Liberia Ships Registry.

In rendering opinions, such counsel may (A) limit its opinion to matters involving the application of the Liberian laws and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.  The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriters and they are justified in relying thereon.

                The opinion of Seward & Kissel LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                (j)            on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, Ernst & Young shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                                (k)           the Underwriters shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Morgan, Lewis & Bockius LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                                (l)            the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for quotation on the Nasdaq, subject to official notice of issuance;

                                (m)          the Company shall have sold a total of 894,075 Shares to Sovereign Holdings Inc., Kingdom Holdings Inc. and members of the Company’s senior management and employees of TOP Tanker Management Inc.;

                                (o)           on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request.

Section 5.               Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

(c)           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and such control persons of Underwriters shall be designated in writing by Cantor Fitzgerald & Co. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement, and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(d)           If the indemnification provided for in the first, second, third or fourth paragraphs of this Section 5 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Each of the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

(f)            The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)           The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.

Section 6.               Termination.  Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Underwriters, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, or the Nasdaq National Market, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and which, in the judgment of the Underwriters, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

Section 7.               Defaulting Underwriters.  This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 7 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements that may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 8.               Reimbursement of Underwriters’ Expenses.  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

Section 9.               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 10.             Notices, etc.  Any action by the Underwriters hereunder may be taken by the Underwriters jointly or by Cantor Fitzgerald & Co. alone on behalf of the Underwriters, and any such action taken by the Underwriters jointly or by Cantor Fitzgerald & Co. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given c/o Cantor Fitzgerald & Co., 135 East 57th Street, New York, New York 10022 (telefax: 212-829-4972); Attention: Syndicate Department.  Notices to the Company shall be given to them at 109-111 Messogian Avenue Politicia Cendre, Athens 11526, Greece (telefax: 011 302 106 913 963); Attention: Chief Executive Officer.

Section 11.             Submission to Jurisdiction.  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Company has appointed Seward & Kissel LLP, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

Section 12.             Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term rate of exchange shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

Section 13.             Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 14.             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

If the foregoing is in accordance with your understanding, please sign and return six counterparts hereof.

Very truly yours,

TOP TANKERS INC.

		By:	/s/ Evangelos J. Pistiolis
			Name:	Evangelos J. Pistiolis
			Title:	President and Chief Executive Officer

Accepted:

Cantor Fitzgerald & Co.
Hibernia Southcoast Capital, Inc.
Oppenheimer & Co. Inc.

By:	Cantor Fitzgerald & Co.

By:	/s/ Philip Marber
	Name:	Philip Marber
	Title:	President and Chief Executive Officer, International Equities

SCHEDULE I

Underwriter	Number of Shares To Be Purchased	Number of Option Shares
Cantor Fitzgerald & Co.	4,818,045	809,879
Hibernia Southcoast Capital, Inc.	1,853,094	311,492
Oppenheimer & Co. Inc.	741,238	124,597

Total	7,412,377	1,245,968